Exhibit 10.1

PROMISSORY NOTE

This PROMISSORY NOTE (this “Note”), dated as of July 1, 2011 (the “Closing Date”), is entered into between DEALERTRACK HOLDINGS, INC., a Delaware corporation (the “Company”), DEALERTRACK AAX, INC., a Delaware corporation (the “Buyer”), and ECARLIST, LLC, a Texas limited liability company (the “Seller”).  The parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1                      Defined Terms.  As used in this Note, the following terms have the following meanings:

“Applicable Rate” means Closing Date LIBOR plus 2.50%; provided, that the Applicable Rate shall be reduced to 1.00% (a) from July 1, 2012 if the Key Employee Condition is met prior to such date or (b) from the First Maturity Date if the Key Employee Condition is met prior to such date but after July 1, 2012.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement dated as of May 24, 2011, by and among the DealerTrack AAX, Inc., the Seller, the members of the Seller signatory thereto, and Chris Camillo, as representative.

“Cause” means (i) the Key Employee’s commission of an act of fraud or embezzlement upon the Company or any of its Affiliates; (ii) the Key Employee’s commission of any willful act intended to injure the reputation, business, or any business relationship of the Company or any of its Affiliates; (iii) the Key Employee is found by a court of competent jurisdiction to have committed a felony; (iv) the refusal or failure of the Key Employee to perform Key Employee’s duties with the Company in a competent and professional manner that is not cured by the Key Employee within ten (10) business days after a written demand therefor is delivered to the Key Employee by the Company which specifically identifies the manner in which the Board of the Company believes that the Key Employee has not substantially performed the Key Employee’s duties; provided, further, however, that if the Company, in good faith, determines that the refusal or failure by the Key Employee is egregious in nature or is not susceptible of cure, then no cure period shall be required hereunder, or (v) the refusal or failure of the Key Employee to comply with any of his material obligations under any agreement between the Key Employee and the Company (including, without limitation, any employment agreement, proprietary inventions agreement, employee handbook, or similar agreement) or any Company policy) that is not cured by the Key Employee within ten (10) business days after a written demand therefor is delivered to the Key Employee by the Company which specifically identifies the manner in which the Company believes the Key Employee has materially breached such agreement; provided, further, however, that if the Company, in good faith, determines that the refusal or failure by the Key Employee is egregious in nature or is not susceptible of cure, then no cure period shall be required hereunder.  Notwithstanding the foregoing, (x) absences required to participate in or otherwise attend to legal proceedings in connection with the obligation of a Key Employee (in his capacity as a Member) or the Seller to defend and indemnify the Buyer, or (y) Chris Camillo’s occasional absences to promote his book to be published in the fall of 2011 by St. Martin’s press shall not be regarded as “Cause” so long as reasonable advance notice thereof is provided to the Company by such Key Employee or Camillo, respectively; provided, that such Key Employee or Camillo, respectively, shall use reasonable efforts to schedule such activities to minimally interfere with his duties as an employee of the Company and its Affiliates.

“Closing Date” shall have the meaning set forth in the introductory paragraph of this Note.

“Closing Date LIBOR” means 0.185%.

“Company” shall have the meaning set forth in the introductory paragraph of this Note.

“Disability” means that the Key Employee qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

“Dollars and $” means Dollars in lawful currency of the United States of America.

“Extended Maturity Date” means July 1, 2017.

“First Maturity Date” means July 1, 2013.

“Interest Payment Date” means each anniversary of the Closing Date until the Maturity Date.

“Key Employee Condition” means the occurrence of either (a) at any time prior to the First Maturity Date, Len Critcher or Jordan Mclain ceasing to be employed by the Company (other than as a result of a Qualifying Termination), or (b) at any time prior to October 1, 2012, Chris Camillo ceasing to be employed by the Company (other than as a result of a Qualifying Termination).

“Maturity Date” means the First Maturity Date or, if the Key Employee Condition is met, the Extended Maturity Date.

“Note Amount” means $11,587,500; provided, that such amount shall be reduced on a dollar-for-dollar basis by (i) the adjustments related to the Final Transferred Working Capital and the Final Transferred Deducted Deferred Revenue, if applicable, pursuant to Section 2.4 of the Asset Purchase Agreement; (ii) the amount of any Buyer Damages owed by the Seller to the Buyer pursuant to Article 10 of the Asset Purchase Agreement, to the extent such Buyer Damages are not satisfied by (x) being paid directly by the Seller or any of the Members to the Buyer or (y) offset against the Contingent Payments; and (iii) with respect to any reduction pursuant to clauses (i) and (ii), any interest that has accrued or been paid by the Company or the Buyer with respect to the portion of such principal that has been reduced between the Closing Date and the date of such reduction (in the case of clauses (i) and (ii), such reduction of the Note Amount is to be treated as an adjustment to the purchase price (as determined for tax purposes) for the Purchased Assets).

“Obligations” means all obligations of the Company and the Buyer from time to time owed to the Seller under this Note in respect of the Note Amount or interest thereon.

“Proceeding” shall have the meaning set forth in Section 5.1(c) of this Note.

“Qualifying Termination” means the termination of a Key Employee’s employment with the Company and its Subsidiaries as a result of any of the following reasons: (i) the Key Employee’s death; (ii) the Key Employee’s Disability; (iii) the Key Employee’s termination of employment by the Company or a Subsidiary without Cause; and (iv) the incapacitation of a Key Employee’s family member causing the Key Employee to resign, following which the Key Employee does not seek employment or does not accept employment elsewhere prior to the First Maturity Date.  For purposes of clause (iv), the incapacitation shall refer to the serious illness or injury to a spouse, parent or child of a Key Employee that requires extended care; provided, that no illness or injury existing on the date hereof shall be deemed an incapacitation of a Key Employee’s family member.  The Company’s Chief Executive Officer shall have the authority to designate any termination not falling into subparagraphs (i) through (iv) as a Qualifying Termination, which shall be in writing, and which designation (or refusal to designate) shall be at his or her sole discretion.

“Seller” shall have the meaning set forth in the introductory paragraph of this Note.

“Senior Debt” means all indebtedness of the Company and any subsidiary of the Company arising under or in respect of the Senior Loan Documents, including, without limitation, with respect to principal, interest, fees and expenses thereunder.

“Senior Debt Notice” shall have the meaning set forth in Section 5.1(b) of this Note.

“Senior Lender” means any and each holder of Senior Debt.

“Senior Loan Agreement” means the credit agreement, dated as of April 20, 2011, by and among the Company and DealerTrack Canada, Inc., as borrowers, J.P. Morgan Chase Bank, N.A., as administrative agent, and the lenders and other parties from time to time party thereto, as amended, supplemented, restated or otherwise modified from time to time, and any agreement, indenture or document (i) extending the maturity of all or any part of the debt under such agreement or any replacement or successor agreement, or (ii) refinancing, replacing or otherwise restructuring all or any part of the debt under such agreement or any replacement or successor agreement, whether by the same or any other agent, lender or group of lenders, and whether or not the principal amount thereof is increased or decreased.

“Senior Loan Documents” means the Senior Loan Agreement and every other agreement and instrument at any time executed and delivered by the Company or any subsidiary of the Company to Senior Lender in connection therewith.

“Standstill Period” shall have the meaning set forth in Section 5.1(b) of this Note.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Note shall refer to a Subsidiary or Subsidiaries of the Company.

Section 1.2                      Other Definitional Provisions.

(a)           Capitalized terms used but not otherwise defined herein have the meanings set forth in the Asset Purchase Agreement.

(b)           As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision of this Note, and section, subsection, schedule and exhibit references are to this Note unless otherwise specified.

(d)           So long as the Company does not have any subsidiaries, references to a subsidiary or subsidiaries in this Note shall be deemed to be deleted.

ARTICLE 2

THE OBLIGATIONS

Section 2.1                      Note Amount.  The Company and the Buyer, jointly and severally, promise to pay the Note Amount to the Seller on the Maturity Date.

Section 2.2                      Interest Rates and Payment Dates.

(a)           Payment of Interest.  The Company and the Buyer, jointly and severally, promise to pay interest with respect to the Obligations to the Seller in arrears on each Interest Payment Date.

(b)           Interest Rate.  The Obligations shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Applicable Rate.  Interest shall be calculated on the basis of a 365/366 day year for the actual days elapsed.

ARTICLE 3

GENERAL PROVISIONS CONCERNING THE OBLIGATIONS

Section 3.1                      Payments; Set-off.  The Company and the Buyer shall make each payment of principal, interest and fees hereunder, without setoff or counterclaim, not later than 2:00 P.M., New York time, on the day when due in lawful money of the United States of America to the account of the Seller designated by it from time to time in immediately available funds.  The Company and the Buyer may, at their sole option at any time, prepay the Obligations, in whole or in part, without penalty or premium.

Section 3.2                      Payment on Non-Business Days.  Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

ARTICLE 4

DEFAULT

Section 4.1                      Events of Default.  If:

(a)           the Company shall fail to pay when due any payment of principal or interest on this Note, and such failure shall continue for a period of ten (10) Business Days following notice thereof from the Seller to the Company and the Buyer (for the avoidance of doubt, in no event shall any claimed offset against, or reduction in, the amounts owing under this Note by the Company or the Buyer pursuant to the provisions of the Asset Purchase Agreement be considered a failure to pay);

(b)           if the Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of sixty (60) days;

then, in each case, the Seller may, by notice to the Company, declare the Obligations hereunder, with accrued interest thereon, and all other obligations under this Note, to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE 5

SUBORDINATION

Section 5.1                      Subordination.  Except as may otherwise be provided in Section 5.2 hereof:

(a)           The Obligations are, and shall remain, subordinate and junior in right of payment to the Senior Debt, notwithstanding (i) any sale, exchange, release or other action with any property at any time pledged or mortgaged to secure the Senior Debt, (ii) any release of anyone liable in any manner for the payment or collection of any Senior Debt or (iii) any exercise or refrain from exercising any rights against the Company or any of its subsidiaries party to a Senior Loan Document.

(b)           Upon (i) the occurrence and during the continuance of any Event of Default (as defined in any Senior Loan Document) pursuant to Section 8(a), (f)(i) or (f)(ii) of the Senior Loan Agreement or (ii) the delivery by Senior Lender of written notice (a “Senior Debt Notice”) to the Seller that any other Event of Default (as defined in any Senior Loan Document) has occurred and during the continuance of such Event of Default, until the Senior Debt has been indefeasibly paid in full in cash in accordance with the terms of the Senior Loan Documents, (A) the Senior Lender shall be entitled to receive payment in full in cash of all amounts due or to become due in respect of the Senior Debt before any payment is made on account of or applied in respect of the Obligations and (B) the Seller shall not take any of the following actions with respect to the Obligations:  (I) demand, sue for, take or receive from or on behalf of the Company or the Buyer, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or the Buyer with respect to the Obligations, (II) initiate or participate with others in any suit, action or proceeding against the Company or the Buyer to (x) enforce payment of or to collect the whole or any part of the Obligations or (y) commence judicial enforcement of any of the rights and remedies under this Note or applicable law with respect to the Obligations or this Note or (III) accelerate any Obligations; provided that, notwithstanding the foregoing, the Seller may: (1) file a claim or statement of interest with respect to the Obligations; (2) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Seller; (3) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Company or the Buyer arising under any Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Article V; and (4) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Article V, with respect to the Obligations; provided further that, notwithstanding the foregoing clause (4), the Seller hereby irrevocably authorizes, empowers and appoints the Senior Lender as its agent and attorney-in-fact to (i) execute, verify, deliver and file any proof of claim with respect to the Obligations in connection with such Proceeding upon the failure of the Seller to do so prior to thirty (30) days before the expiration of the time to file any proof of claim, and (ii) vote the Seller’s claim on any plan of reorganization in any such Proceeding upon the failure of the Seller to do so prior to five (5) business days before the expiration of the time to vote any such claim.  Seller shall execute and deliver such other and further instruments and documents and take such further actions as the Senior Lender reasonably may request for the purposes of obtaining or preserving the full benefits of this Article V and of the rights and powers herein granted.  Notwithstanding the foregoing clause (B), the Seller may exercise its rights and remedies under this Note or applicable law after the passage of a period of 180 days (the “Standstill Period”) from the earlier of (A) the later of (x) the date on which the Seller declares the existence of any Event of Default under this Note and demands the repayment of all the principal amount of any Obligations and (y) the date on which the Senior Lender receives notice in writing from the Seller of such declarations of an Event of Default under this Note and the Seller’s intention to exercise such rights and remedies and (B) the date of delivery of a Senior Debt Notice; provided, however, that, notwithstanding the foregoing, in no event shall the Seller exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) the Senior Lender shall have commenced and be diligently pursuing the exercise of any of its rights and remedies (prompt notice of such exercise to be given to the Seller) or is diligently attempting to vacate any stay or prohibition against such exercise or (ii) any Event of Default (as defined in any Senior Loan Document) pursuant to Section 8(a), (f)(i) or (f)(ii) of the Senior Loan Agreement shall have occurred and be continuing.

(c)           Upon any dissolution, winding-up, total or partial liquidation, reorganization, composition, arrangement, or adjustment of Company or Buyer or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of Company or Buyer or otherwise) (any such action, a “Proceeding”) until the Senior Debt has been indefeasibly paid in full in cash in accordance with the terms of the Senior Loan Documents, the Senior Lender shall be entitled to receive any payment or distribution of the assets of Company or Buyer, whether in cash, property or securities, from any source whatsoever, to creditors before any payment is made on account of or applied in respect of the Obligations.

(d)           If, notwithstanding the foregoing, upon (i) the occurrence and during the continuance of any Event of Default (as defined in any Senior Loan Document) pursuant to Section 8(a), (f)(i) or (f)(ii) of the Senior Loan Agreement or (ii) the delivery by Senior Lender of written notice to the Seller that any other Event of Default (as defined in any Senior Loan Document) has occurred and during the continuance of such Event of Default, any payment or distribution of the assets of Company or Buyer of any kind or character, whether in cash, property or securities, shall be received by Seller in respect of the Obligations before all Senior Debt is indefeasibly paid in full in cash in accordance with the terms of the Senior Loan Documents, such payment or distribution shall be held in trust for the Senior Lender and shall forthwith be paid over to the Senior Lender for application to the payment of the Senior Debt until all Senior Debt has been indefeasibly paid in full in cash in accordance with the terms of the Senior Loan Documents.  If the Seller pays or distributes any assets of Company or Buyer to the Senior Lender under this Article V, the Seller will be subrogated to the rights of the Senior Lender with respect to the value of such payment or distribution; provided that the Seller waives such right of subrogation until the Senior Debt is indefeasibly paid in full in cash in accordance with the terms of the Senior Loan Documents.  Such payment or distribution of Seller to the Senior Lender will not reduce the Obligations.

Section 5.2                      Permitted Payments and Enforcement Proceedings.

(a)           Subject to the provisions of this Article V, the Company and the Buyer shall be entitled to make, and Seller shall be entitled to receive and retain, scheduled payments of principal of and interest on the Obligations under and in accordance with the terms of this Note.

(b)           Subject to the provisions of Section 5.1(b) hereof, Seller may ask for, demand, sue for, and take from Company, by set-off or in any other manner, any money which may be due and owing by Company under this Note.

Section 5.3                      Other Senior Lender Rights.

(a)           The nonexercise by the Senior Lender of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

(b)           The provisions of this Note shall not be deemed to impose on the Senior Lender any duties or responsibilities to Seller, or any fiduciary relationship with Seller.

(c)           The subordination provisions set forth in this Article V and the amendment provisions set forth in Section 6.1 hereof are intended for the benefit of the Senior Lender, as and to the extent applicable in accordance with their terms, and shall be enforceable by the Senior Lender as if the Senior Lender were a party to this Note.  Seller hereby waives notice of or proof of reliance by the Senior Lender upon the provisions hereof.

ARTICLE 6

MISCELLANEOUS

Section 6.1                      Amendment.  No amendment or waiver of any provision of this Note nor consent to any departure by the Company or the Buyer therefrom, shall in any event be effective unless the same shall be in writing and signed by the Seller, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, until the Senior Debt has been indefeasibly paid in full in cash in accordance with the terms of the Senior Loan Documents, any amendment or waiver relating to the subordination provisions of Article V hereof or any other amendment or waiver adversely affecting the rights of the Senior Lender shall not be effective without the prior written consent Senior Lender in its sole discretion.

Section 6.2                      Notices.  Except as otherwise set forth in this Note, all notices and other communications provided for hereunder shall be provided in the manner set forth in Section 13.3 of the Asset Purchase Agreement.

Section 6.3                      No Waiver; Remedies.  No failure on the part of the Seller to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Note preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 6.4                      Conflict.  Failure by the Company and the Buyer to make any payment of the Obligations (or any portion thereof) shall not limit, impair or affect any obligations of the Seller or any of its Affiliates under any other agreements or covenants to which the Seller or any of its Affiliates are or may become a party including, without limitation, the Asset Purchase Agreement and any other Transaction Document, non-compete or similar agreement or covenant, it being understood and agreed that such other agreements and covenants are independent of any provision hereof (except as otherwise expressly provided in this Note or other Transaction Document) and the existence of any claim or cause of action hereunder shall not constitute a defense to the enforcement by the Company, the Buyer or any of their respective Affiliates of such other agreements and covenants.

Section 6.5                      Assignments.  The Seller may not sell, assign or transfer any of its rights or obligations under this Note (or the Note itself) unless (x) the Company and the Buyer shall have provided its prior written consent to such sale, assignment or transfer and (y) such sale, assignment or transfer shall be in compliance with all applicable federal and state securities laws.

Section 6.6                      Taxes.  On or prior to any payments made hereunder, the Seller shall provide the Company and the Buyer with a properly completed Internal Revenue Service Form W-9 claiming a complete exemption from U.S. federal income tax withholding.  Each assignee or participant shall provide the Company and the Buyer, on or prior to the date it is entitled to receive payments in respect of this Note, with an applicable Internal Revenue Service Form W-9 or W-8, claiming a complete exemption from U.S. federal income tax withholding; provided, however, that no assignee or participant shall be required to provide such form to the extent it is not legally able to do so.  Notwithstanding any provision of this Note to the contrary, the Company and the Buyer shall be entitled to deduct and withhold from any amounts payable pursuant to this Note, such amounts as it is required by federal, foreign, state or local tax law to deduct and withhold.  To the extent any amounts are deducted or withheld, such amounts shall be treated for all purposes of this Note as having been made to the person in respect of whom such deduction and withholding were made.

Section 6.7                      Effectiveness; Governing Law; Waiver of Jury Trial; Jurisdiction.  This Note shall become effective when it shall have been executed by the Company, the Buyer and the Seller and thereafter shall be binding upon and inure to the benefit of the Company, the Buyer, the Seller and their respective successors and assigns, except that the Company and the Buyer shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Seller.  This Note shall be governed by and construed in accordance with the Laws of the State of New York, irrespective of the principal place of business, residence or domicile of the parties hereto, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.  The provisions of Section 13.2 (“Waiver of Jury Trial”) and Section 13.7 (“Jurisdiction and Venue”) of the Asset Purchase Agreement are hereby expressly incorporated by reference herein.

Section 6.8                      Entire Agreement.  This Note, together with the Asset Purchase Agreement and the other Transaction Documents, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 6.9                      Separability of Provisions; Headings.  In case any one or more of the provisions contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  Section headings in this Note are included for convenience of reference only and shall not be given any substantive effect.

Section 6.10                    Execution in Counterparts.  This Note may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Note by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Note.

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IN WITNESS WHEREOF, the parties hereto have caused this Promissory Note to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY:

DEALERTRACK HOLDINGS, INC.

By:
Name:
Title:

BUYER:

DEALERTRACK AAX, INC.

By:
Name:
Title:

SELLER:

ECARLIST, LLC

By:
Name:
Title: